Exhibit 10(a)
Amendment No.3
to the
EFH Salary Deferral Program

This Amendment No.3 to the EFH Salary Deferral Program ("Amendment") is made effective as of the 20th day of September, 2012, except as otherwise provided herein.

WHEREAS, Energy Future Holdings Corp. (the "Company") sponsors and maintains the EFH Salary Deferral Program, as amended and restated as of January 1,2010, and as previously amended effective as of January 1,2011 (the "Plan"); and

WHEREAS, the Company wishes to amend the Plan to provide that as of August 15, 2012, the Accounts of all current Participants shall be one hundred percent (100%) vested;

WHEREAS, the Company wishes to amend the Plan to: (i) expand the provisions of Section 8.1 (d) of the Plan to provide for the offset of the benefit of particular Participants under the Plan as of September 20, 2012, by the amount of the lump sum benefit increase provided to such Participants under the EFH Retirement Plan as of such date; (ii) freeze the Plan effective for the 2013 Plan Year to prohibit further Plan deferrals thereafter; (iii) fully vest all Accounts effective as of August 15,2012; and (iv) permit the Company after January 1,2013 to "cash out" Participants to the extent permitted by section 409A of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.    Section 8.1 (d) of the Plan is hereby amended by replacing such section in its entirety with the following language:

(d) Offset of Benefit Provided Under Oualified Retirement Plan. Notwithstanding any other provision of this Plan, the amount of a Participant's benefit as otherwise determined under this Plan: (i) as of September 30, 2009 (or, if less, the balance as of December 31, 2009); and (ii) as of September 20, 2012, shall each be offset by the applicable lump sum benefit (if any) provided as of the applicable date to such Participant under Section 7.5 of the EFH Retirement Plan and specified in Part (II) of Appendix F thereof. Each such offset shall be applied first to the portion of the Participant's Account that is subject to the Retirement Option form of payment as described in Section 8.2(b), and second, to the portion of a Participant's Account subject to the Seven-Year Option (beginning with the portion of the account that was most recently deferred and that, therefore, would otherwise be subject to distribution from this Plan at the latest time). Each such offset shall finally be applied to offset the amount credited to the Participant's EFH Stock Fund Account, but only to the extent the amount subject to reduction is no longer deemed invested in Company Stock.

2.    The Plan is hereby amended by adding the following language as a new Section 19, which shall be and read in full as follows.

19. Freezing of Plan Effective January 1, 2013. Effective as of January 1,2013, the Plan shall be frozen and, except with respect to deferrals of Bonuses previously elected for Bonuses to be paid in 2013 for services performed during 2012, no further contributions shall be permitted under the Plan thereafter. Thus, no Deferrals shall be effective under the Plan for Salary, Bonus (except as provided for above), DICP Amounts or any other compensation payable with respect to any period beginning on or after January 1,2013 and any such Deferral requests by any Participant shall be null and void.

3.    The Plan is hereby amended by adding the following language as a new Section 5.4, which shall be and read in full as follows.

5.4 Full Vesting as of August 15.2012. Notwithstanding anything else provided in this Plan, including in Sections 5.2 and 5.3, as of August 15,2012 all Matching Awards of any current Participant in the Plan shall at all times thereafter be one hundred percent (100%) vested, such that as of August 15,2012, the entire Account of each current Participant in the Plan shall be one hundred percent (100%) vested.

4.    The Plan is hereby amended by adding the following language as a new Section 20, which shall be and read in full as follows.

Notwithstanding any other provision of this Plan, on and after January 1,2013, the Company may make a mandatory lump sum distribution of any Participant's entire Account under the Plan if such Participant's aggregate amount deferred under the Plan (and under all other deferral arrangements which would be aggregated with the Plan for purposes of Code Section 409A) does not exceed the applicable dollar amount under Code Section 402(g)(l)(B) as of the date of such distribution. Any such cash out of a Participant's Account shall be made in a manner consistent with the provisions of Treasury Regulation Section 1.409A-3(j)(4)(v).

5.    Except as otherwise defined herein, the capitalized terms used herein shall have the meanings given to them in the Plan.

6.    Except as amended hereby, the Plan shall remain in full force and effect.

Executed effective as of the 20th day of September, 2012.

ENERGY FUTURE HOLDINGS CORP.

By:    /s/ Carrie L. Kirby
Title:    SVP, Human Resources